Exhibit 10.26

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of January 24, 2013, by and between NEIL H. NGUYEN (“Executive”) and DIGITAL GENERATION, INC., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement effective as of January 1, 2012, as amended by that certain Amendment to Employment Agreement dated as of March 29, 2012 (together, the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Agreement as follows:

1.                                      Section 6(b) of the Agreement is hereby amended to read as follows:

(b)                                 “Change in Control” shall mean and include each of the following:

(i)                                     any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                  the majority of the Board is composed of members who either (A) have served less than 12 months, and were not approved by a majority of the Board at the time of their election or appointment, and/or (B) were nominated by the Board, or otherwise appointed or elected by or to the Board, pursuant to or in connection with an agreement or understanding to forestall or settle (or otherwise not pursue) a proxy contest or one or more stockholder proposals to amend (or otherwise relating to) the Company’s bylaws, certificate of incorporation or other documents or policies addressing the governance of the Company or rights of Company stockholders;

(iii)                               the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their affiliates) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation;

(iv)                              a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(v)                                 the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act).

2.                                      This Amendment shall be and is hereby incorporated in and forms a part of the Agreement.  All other terms and provisions of the Agreement shall remain unchanged except as specifically modified herein.  The Agreement, as amended by this Amendment, is hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed and delivered this Amendment on the date(s) set forth below.

DIGITAL GENERATION, INC.

Date: January 28, 2013	By:	/s/ Sean Markowitz
	Name:	Sean Markowitz
	Title:	General Counsel

EXECUTIVE

Date: January 31, 2013	/s/ Neil Nguyen
Neil Nguyen